UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EVI Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

November 30, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of EVI Industries, Inc., which will be held on December 16, 2021 at 11:00 a.m., Eastern time, for the purposes described in the attached Notice of Meeting and Proxy Statement. The Annual Meeting will be held in a virtual format only, via webcast at www.meetnow.global/MNNTUFA. While there will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person, stockholders may attend the Annual Meeting virtually via the Internet.

Please read the attached Notice of Meeting and Proxy Statement so that you will know what we plan to do at the Annual Meeting and for information regarding how to attend the Annual Meeting virtually. Also, please complete, sign and return the accompanying proxy card in the postage-paid envelope or, if your shares are held in “street name,” complete, sign and return the voting instruction form that you received from your broker, bank or other nominee. This way, your shares will be voted as you direct even if you do not or cannot attend and vote your shares electronically at the virtual Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Henry M. Nahmad
Chairman of the Board

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 16, 2021

Notice is hereby given that the Annual Meeting of Stockholders of EVI Industries, Inc. (the “Company”) will be held on December 16, 2021, commencing at 11:00 a.m., Eastern time, for the following purposes:

1.       To elect six directors to the Company’s Board of Directors to serve until the Company’s 2022 Annual Meeting of Stockholders.

2.       To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

In light of continued public health concerns regarding the coronavirus (COVID-19) pandemic and with a view towards the health and well-being of the Company’s stockholders and employees, and providing access to the Company’s stockholders regardless of geographic location, the Annual Meeting will be held in a virtual format only, via webcast at www.meetnow.global/MNNTUFA. While there will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person, stockholders may attend the Annual Meeting virtually via the Internet.

Please read the attached Proxy Statement, which forms a part of this Notice of Meeting, for additional information regarding the Annual Meeting, including information regarding the election of directors and information regarding how to attend the Annual Meeting virtually.

Only record holders of the Company’s Common Stock as of the close of business on November 12, 2021 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Henry M. Nahmad
Chairman of the Board

Miami, Florida

November 30, 2021

IMPORTANT: EVEN IF YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, YOU ARE ENCOURAGED TO VOTE YOUR SHARES BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD OR, IF YOUR SHARES ARE HELD IN “STREET NAME,” YOUR VOTING INSTRUCTION FORM. THIS WAY, YOUR SHARES WILL BE VOTED AS YOU DIRECT EVEN IF YOU DO NOT OR CANNOT ATTEND AND VOTE YOUR SHARES ELECTRONICALLY AT THE VIRTUAL ANNUAL MEETING. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES USING THE ENCLOSED ENVELOPE.

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

PROXY STATEMENT

        The Board of Directors of EVI Industries, Inc. (the “Company”) is soliciting proxies to be used at the 2021 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be on December 16, 2021, commencing at 11:00 a.m., Eastern time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting. As described in further detail below, in light of continued public health concerns regarding the coronavirus (COVID-19) pandemic, the Annual Meeting will be held in a virtual format only, via webcast, with no physical, in-person meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to stockholders on or about November 30, 2021.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote upon the election of six directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2022 Annual Meeting of Stockholders. In addition, although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, stockholders will be asked to consider and vote upon such matters.

Who is entitled to vote at the Annual Meeting?

Record holders of the Company’s Common Stock as of the close of business on November 12, 2021 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 13,209,708 shares of the Company’s Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of the Company’s Common Stock?

Holders of the Company’s Common Stock are entitled to one vote per share on each matter considered at the Annual Meeting.

Why is the Annual Meeting being held in virtual format only?

In light of continued public health concerns regarding the coronavirus (COVID-19) pandemic and with a view towards the health and well-being of the Company’s stockholders and employees, and providing access to the Company’s stockholders regardless of geographic location, the Annual Meeting will be conducted in virtual format only, live via webcast. While there will not be a physical, in-person meeting for you to attend, the format of the virtual Annual Meeting has been designed in an attempt to provide stockholders the same rights and opportunities to participate in the Annual Meeting, including the right to vote and the ability to ask questions, as they would have at an in-person meeting.

How can I attend the Annual Meeting?

You will be able to attend the Annual Meeting online by visiting www.meetnow.global/MNNTUFA.

If you are a shareholder of record, your 15-digit control number is set forth on your proxy card that accompanies this Proxy Statement.

If you hold your shares in “street name” through an intermediary, such as a bank or broker, you must register in advance in order to receive your 15-digit control number and attend the virtual Annual Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings, including the email from your broker or an attached image of the legal proxy, along with your name and email address to Computershare by email to legalproxy@computershare.com. The subject line of your email request for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on December 13, 2021. After your registration materials are received and processed, you will receive a confirmation email from Computershare of your registration, which will contain your 15-digit control number necessary to access the meeting.

The meeting will begin promptly at 11:00 a.m., Eastern time, on December 16, 2021. It is recommended that you log in at least 15 minutes before the virtual Annual Meeting begins to ensure ample time to complete the check-in procedures and test your computer system. You should carefully review the procedures needed to gain admission in advance. The meeting site will contain a troubleshooting/online assistance link which will be available to you if you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting.

How do I submit questions for the Annual Meeting?

Stockholders who attend the virtual Annual Meeting, as described above, will be able to submit questions for the Annual Meeting on the virtual meeting site. Any questions must be confined to the specific matters to be considered at the Annual Meeting or otherwise relate to the business or performance of the Company. The question and answer session will follow the formal portion of the Annual Meeting and will be subject to time constraints. Questions may be grouped by topic, and substantially similar questions may be grouped and answered once.

What constitutes a quorum?

The presence, virtually in person or by proxy, of at least a majority of the shares of the Company’s Common Stock issued and outstanding as of the close of business on the Record Date will constitute a quorum and is necessary to transact business at the Annual Meeting. Abstentions and “broker non-votes,” if any, will be included in determining the presence of a quorum at the Annual Meeting. If there are not sufficient shares represented for a quorum, then the Annual Meeting may be adjourned or postponed from time to time until a quorum is established.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the stockholder of record, and your shares are held in “street name.”

How do I vote my shares?

Record stockholders. If you are a stockholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card. If you return your proxy card by mail, please ensure you leave enough time for your proxy card to be mailed and received. Stockholders of record may also attend the virtual Annual Meeting (as described above) and vote their shares electronically during the virtual Annual Meeting up until the closing of the polls. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote in advance by signing, dating and returning the enclosed proxy card, so that your vote will be counted if you later decide not to, or are otherwise unable to, attend the virtual Annual Meeting.

“Street name” holders. If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee. If you return your voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee. If you are a “street name” holder, you may attend the virtual Annual Meeting and vote the shares beneficially held by you through your broker, bank or other nominee electronically at the virtual Annual Meeting only if you obtain a legal proxy from your broker, bank or other nominee and register to attend the virtual Annual Meeting as described above.

What are my choices when voting on the election of directors?

You may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 10.

What is the Board’s voting recommendation?

The Board of Directors recommends that you vote your shares FOR ALL of the director nominees.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the individuals named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote?

Yes. You can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can revoke your proxy by sending a signed written notice to the Company’s President stating that you would like to revoke your proxy. Record holders can change their vote by submitting a new valid proxy bearing a later date or by attending and voting their shares electronically at the virtual Annual Meeting as described above. See “How do I vote my shares? – Record Stockholders.” However, attendance at the virtual Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote

What vote is required to elect directors?

The Company’s directors are elected by plurality vote, meaning that the six director nominees receiving the greatest number of votes for election will be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists. Provided a quorum exists, failures to vote will not have any impact on the election of directors.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. The Company’s Common Stock is listed for trading on the NYSE American. Under the rules of the NYSE American, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee will not have discretion to vote your shares for you on the election of directors. Accordingly, it is important that “street name” holders give voting instructions to their broker, bank or other nominee by following the voting instructions received from their broker, bank or other nominee.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting, the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on certain matters with respect to shares held for beneficial owners who did not provide voting instructions on those matters. This is generally referred to as a “broker non-vote.” Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be “broker non-votes” on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any matters to be presented or acted upon at the Annual Meeting other than the election of directors. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Board of Directors

Pursuant to the Company’s Amended and Restated Bylaws and Delaware law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

Controlled Company

The Company’s Common Stock is listed for trading on the NYSE American. As described in further detail under “Certain Relationships and Related Transactions – Controlled Company” below, the Company’s management, including Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, and the Company’s Board of Directors pursuant to stockholders agreements entered into in connection with business acquisitions previously effected by the Company, has the power to vote shares representing a majority of the total voting power of the Company. Accordingly, the Company is considered a “controlled company” under the rules of the NYSE American.

As a “controlled company,” the Company is exempt from certain rules and requirements of the NYSE American related to corporate governance matters, including the rules requiring that (i) the Company’s Board of Directors be comprised of at least a majority of independent directors, (ii) the compensation of the Company’s executive officers be determined, or recommended to the Board of Directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors, and (iii) nominations for election to the Company’s Board of Directors be either selected, or recommended for the Board of Directors’ selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors. However, the Company’s Board of Directors is currently, and historically generally has been, comprised of a majority of independent directors. In addition, the Company has a standing Compensation Committee comprised solely of independent directors which, among other things, determines the compensation of the Company’s Chief Executive Officer and determines, or recommends to the Board of Directors the determination of, the compensation of the Company’s other executive officers. The Compensation Committee also serves as the administrative committee for the Company’s 2015 Equity Incentive Plan, as amended (the “Equity Incentive Plan”).

Director Independence

The Company’s Board of Directors has determined that David Blyer, Glen Kruger, Timothy P. LaMacchia and Hal M. Lucas, who together comprise a majority of the Board of Directors, are independent. For purposes of making its independence determinations, the Board of Directors used the definition of independence set forth in the rules of the NYSE American.

Meetings of the Board

The Company’s Board met twelve times during the fiscal year ended June 30, 2021 (“fiscal 2021”). Each member of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served during fiscal 2021.

It is the Company’s policy that, absent extenuating circumstances, the Company’s directors attend meetings of stockholders. All six of the Company’s directors attended the Company’s 2020 Annual Meeting of Stockholders.

Committees of the Board of Directors

Audit Committee

The Company’s Board of Directors has a standing Audit Committee. The Audit Committee is comprised of Timothy P. LaMacchia, Chairman, and Glen Kruger. As permitted by the Audit Committee’s charter and by the listing standards of the NYSE American due to the Company qualifying as a “smaller reporting company” under Regulation S-K promulgated by the SEC, the Audit Committee is permitted to be comprised of just two members.

The Board has determined that each member of the Audit Committee is “financially literate” and “independent” within the meaning of rules of the NYSE American (including, with respect to their independence, the additional independence requirements applicable to audit committee members thereunder) and applicable Securities and Exchange Commission (“SEC”) rules and regulations. In addition, the Board determined that Mr. LaMacchia qualifies as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC. The Audit Committee held five formal meetings during fiscal 2021.

The Audit Committee operates under a written charter adopted by the Board, which the Audit Committee reviews and assesses at least annually. If the Audit Committee deems it to be appropriate, the Audit Committee may amend, or recommend to the full Board amendments to, the Audit Committee charter. The Audit Committee charter is posted in the “Investors – Corporate Governance – Governance Documents” section of the Company’s website at www.evi-ind.com.

Pursuant to its charter, the Audit Committee provides assistance to the Board in fulfilling the Board’s oversight responsibilities with respect to accounting, auditing, financial reporting practices and legal compliance. Under its charter, the Audit Committee reviews the financial reports and other financial information provided by the Company to the SEC, the Company’s systems of internal control over financial reporting, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee also is responsible for the appointment and retention of, and the Audit Committee reviews and appraises the performance, qualifications and independence of, the Company’s independent registered public accounting firm, and the Audit Committee approves the fees and other compensation paid to the Company’s independent registered public accounting firm. A report from the Audit Committee is included in this Proxy Statement on page 21.

Compensation Committee

The Company’s Board of Directors has a standing Compensation Committee. The Compensation Committee is comprised of Hal M. Lucas, Chairman, and David Blyer. The Company’s Board of Directors has determined that each member of the Compensation Committee is “independent,” within the meaning of the rules of the NYSE American (including the additional independence requirements applicable to compensation committee members thereunder). The Compensation Committee held two meetings during fiscal 2021.

The Compensation Committee operates under a written charter adopted by the Board, which the Compensation Committee reviews and assesses at least annually. If the Compensation Committee deems it to be appropriate, the Compensation Committee will recommend to the full Board changes to the Compensation Committee charter. The Compensation Committee charter is posted in the “Investors – Corporate Governance – Governance Documents” section of the Company’s website at www.evi-ind.com.

Among other responsibilities set forth in its charter, the Compensation Committee determines the compensation, including base salary and incentive compensation, of the Company’s Chief Executive Officer and, with the input and assistance of the Company’s Chief Executive Officer, determines, or recommends to the full Board, the compensation, including base salary and incentive compensation, of the Company’s other executive officers. The Company’s executive compensation program is designed to align the interests of the Company’s executive officers with those of stockholders, reward performance and long-term value creation, recognize the individual performance, skills and responsibilities of each executive officer, and attract, retain, motivate and reward executive officers who have the experience and ability to conceive and successfully execute the Company’s business strategies. The Compensation Committee reviews the Company’s executive compensation practices as considered to be necessary with a goal of assuring the fairness of the Company’s executive compensation and its support of the strategic goals of the Company. The Compensation Committee also recommends to the full Board, with the input and assistance of the Company’s Chief Executive Officer, the compensation of the Company’s directors and, subject to any permitted delegation, administers the Company’s Equity Incentive Plan and the Company’s 2017 Employee Stock Purchase Plan.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms. The Compensation Committee did not utilize the services of any executive compensation consultants for fiscal 2021.

No Standing Nominating Committee

As described above, as a “controlled company” under the rules of the NYSE American, nominees for director of the Company are not required to be selected or recommended to the Board by either a standing nominating committee comprised solely of independent directors or by a majority of the Company’s independent directors. The Company does not have a standing nominating committee nor are directors required to be selected or recommended by a majority of the Company’s independent directors. Instead, the full Board of Directors participates in the consideration of director nominees. The Board believes this structure to be appropriate because, as described above, the Company’s management has voting power over more than 50% of the Company’s outstanding Common Stock and, therefore, is in a position to control the election of the Company’s directors. The Board does not have a charter governing its nomination process.

While the Board will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Although the Board has not established specific minimum qualifications, or specific qualities or skills for prospective nominees, the Board, in evaluating director nominees, generally considers, among other things, a potential nominee’s financial and business experience, educational background, understanding of the Company’s business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with other members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director. The Board considers these factors in light of the then-current size and composition of the Board. Although the Company does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, when considering a prospective nominee, the Board will generally take into account diversity of skills, experience and other qualities of the nominee that the Board believes can contribute to the success of the Company. No weight is assigned to any of the factors described above, and the Board may change its emphasis on certain of these factors from time to time in light of the needs of the Company at the time. The Board will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board.

Under the Company’s Amended and Restated Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a stockholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Amended and Restated Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, if the date of the Company’s annual meeting of stockholders changes by more than 30 days from the date of the preceding year’s annual meeting of stockholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of stockholders. For the Company’s 2022 Annual Meeting of Stockholders, the Company must receive stockholder notice of a director nomination (i) between August 18, 2022 and September 17, 2022 or (ii) if the Company’s 2022 Annual Meeting of Stockholders is held more than 30 days before or after December 16, 2022, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Leadership Structure

The business of the Company is managed under the direction of the Company’s Board of Directors, which is elected by the Company’s stockholders. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its stockholders.

The Company’s Board of Directors does not have any formal policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, as the Board believes that it should have the flexibility to make this determination at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. The Board believes that in the context of its current operating and business environment, the combined role of Chairman and Chief Executive Officer is appropriate because it results in unified leadership, accountability and continuity, promotes strategic development and execution, and facilitates communication between management and the Board. Henry M. Nahmad has held the dual position of Chairman and Chief Executive Officer since March 2015.

Risk Oversight

The Company’s Board of Directors is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. This oversight is conducted at the Board level as well as through the Audit Committee, which oversees the Company’s systems of internal control over financial reporting, accounting, legal compliance and risk management, and the Compensation Committee, which reviews compensation arrangements in an effort to, among other things, ensure that they do not encourage unnecessary or excessive risk taking. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. As appropriate throughout the year, senior management reports to the Board the risks that it believes may be material to the Company, including those disclosed in the Company’s Annual Report on Form 10-K and other reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

The independent directors of the Company’s Board of Directors meet at least annually, or more often as they determine to be necessary or advisable, in executive session without the presence of non-independent directors and management.

Stockholder Communications with the Board of Directors

Stockholders may communicate directly with the Company’s Board of Directors or one or more specific directors by sending a written communication to the Board or the director(s) to whom the communication is directed, c/o the Company’s President, 4500 Biscayne Blvd., Suite 340, Miami, Florida 33137. Except for communications that are (i) advertisements or promotional communications, (ii) related solely to complaints by users of the Company’s products or services that are ordinary course of business customer service and satisfaction issues or (iii) clearly unrelated to the Company’s business, industry or management, or Board or committee matters, the Company’s President will forward the communication to the Board or the director(s) to whom it is addressed, as the case may be, and, if the communication is not specifically addressed to any one director or group of directors, make the communication available to each member of the Board at the Board’s next regularly scheduled meeting. Each stockholder writing should include a statement indicating that he, she or it is a stockholder of the Company.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. The Code of Business Conduct and Ethics is supplemented by a Senior Financial Officer Code of Ethics that applies to the Company’s Chief Executive Officer and any other senior financial officers. The Code of Business Conduct and Ethics and the Senior Financial Officer Code of Ethics are posted in the “Investors – Corporate Governance – Governance Documents” section of the Company’s website at www.evi-ind.com. Any amendments to, or waivers of, the Code of Business Conduct and Ethics or Senior Financial Officer Code of Ethics (in each case, to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) will be posted on the Company’s website or made available by other appropriate means as required or permitted under applicable rules and regulations of the SEC and the NYSE American.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities, if any, with the SEC and the NYSE American. The Company’s directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for fiscal 2021.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board of Directors shall consist of no less than three or more than nine directors, and for each director to serve for a term expiring at the Company’s next annual meeting of stockholders. The specific number of directors is set from time to time by resolution of the Board. The Board of Directors currently consists of six directors.

The Board has nominated all six of its incumbent directors, Henry M. Nahmad, Dennis Mack, David Blyer, Glen Kruger, Timothy P. LaMacchia and Hal M. Lucas, for re-election at the Annual Meeting. Each of the director nominees is nominated to serve for a term expiring at the Company’s 2022 Annual Meeting of Stockholders and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Nominees for Election as Directors

for Terms Expiring at the Company’s 2022 Annual Meeting of Stockholders

HENRY M. NAHMAD

Henry Nahmad, age 42, has served as a director of the Company and as Chairman, Chief Executive Officer and President of the Company since March 2015. Prior to joining the Company, Mr. Nahmad served as Chief Executive Officer of Chemstar Corp., a provider of food safety and sanitation solutions, from July 2009 to March 2014. From 2001 to 2004 and from 2007 to 2009, Mr. Nahmad worked in various capacities at Watsco, Inc., the largest distributor of HVAC/R products. The Board believes that Mr. Nahmad’s knowledge, leadership skills, business relationships and experience, including with respect to growth from acquisitions and other strategic transactions, make Mr. Nahmad a valuable member of the Board and benefit the Company, including with respect to its business, operations and growth strategy.

DENNIS MACK

Dennis Mack, age 77, has served as Executive Vice President of the Company since October 2016 when he was appointed to such position in connection with the Company’s acquisition of Western State Design at that time. In December 2018, his corporate title was changed to Executive Vice President, Corporate Strategy. Mr. Mack has also been a director of the Company since November 2016. Mr. Mack founded Western State Design in 1974 and has served as its President since its inception. The Board believes that it benefits from Mr. Mack’s knowledge of the commercial laundry industry as well as his understanding of the operations, prospects, products, customers, suppliers and employees of Western State Design.

DAVID BLYER

David Blyer, age 61, has served as a director of the Company since 1998. Since April 2017, Mr. Blyer has served as President and Chief Executive Officer of Arreva LLC, which provides software to serve the fundraising and donor relationship management needs of nonprofit organizations. Arreva is the successor by merger to DonorCommunity Inc., a company founded by Mr. Blyer which provided a software platform to non-profit organizations to assist in their operational and fundraising activities. Mr. Blyer served as President and Chief Executive Officer of DonorCommunity from August 2010 until the time of its merger with Telosa Software to form Arreva. Mr. Blyer was Co-Chairman of Stone Profiles LLC (formerly Profiles in Concrete, Inc.), a manufacturer and installer of architectural cast stone for the residential and commercial construction markets, from January 2005 until March 2010. From July 2002 until January 2005, Mr. Blyer was an independent consultant. Mr. Blyer was Chief Executive Officer and President of Vento Software, Inc., a developer of software for specialized business applications, from 1994, when he co-founded Vento, until November 1999, when Vento was acquired by SPSS Inc., a computer software company that developed and distributed technology for the analysis of data in decision-making and which merged with a subsidiary of

IBM in 2010. From November 1999 until December 2000, Mr. Blyer served as Vice President of Vento and, from January 2001 until July 2002, he served as President of the Enabling Technology Division of SPSS. The Board believes that Mr. Blyer brings to the Board broad experience in developing sales and marketing strategies, in addition to business operations skills gained through his founding and running of a number of diverse companies as well as his leading of a division of SPSS, which at the time was a publicly-held company. Mr. Blyer has an MBA in finance.

Glen Kruger

Glen Kruger, age 46, has served as a director of the Company since December 2019. Since February 2017, Mr. Kruger has served as Director, Investment Banking at GCA Advisors, LLC, a global investment bank that provides strategic merger and acquisition, capital markets and private funds advisory services to growth companies and market leaders. From February 2012 until he joined GCA Advisors in February 2017, Mr. Kruger was a Director, Investment Banking at KeyBanc Capital Markets. He received a BSc in Mechanical Engineering from the University of Natal (South Africa) and an MBA from Babson College. The Board believes that Mr. Kruger is a valuable contributor to the Board based on, among other things, his experience and expertise with respect to the capital markets and merger and acquisition transactions.

TIMOTHY P. LaMACCHIA

Timothy P. LaMacchia, age 59, has served as a director of the Company since December 2017. Mr. LaMacchia is a private investor. He was a Partner at Ernst & Young LLP from 2002 until his retirement in June 2017. Prior to joining Ernst & Young LLP, Mr. LaMacchia was a Partner at Arthur Andersen LLP, where he was employed since 1986. The Board believes that Mr. LaMacchia provides meaningful insight to the Board and makes important contributions to the Audit Committee, including as a result of his finance and accounting background.

HAL M. LUCAS

Hal M. Lucas, age 42, has served as a director of the Company since 2015. Mr. Lucas is an attorney in private practice. He is a founding partner of the law firm of Lucas Savitz P.L. (and its predecessor), where Mr. Lucas has practiced since 2011. Prior to that time, Mr. Lucas was an attorney at the law firm of Astigarraga Davis Mullins & Grossman, P.A. from 2008 to 2011 and at the law firm of Bilzin Sumberg Baena Price & Axelrod LLP from 2004 to 2008. Mr. Lucas also served as Of Counsel to Astigarraga Davis Mullins & Grossman, P.A. from 2011 to 2013. Since 2019, Mr. Lucas has also served as a director and President of South Tip Holdings, LLC, a Miami, Florida-based hemp and CBD producer. Mr. Lucas obtained his Juris Doctor degree from The University of Texas School of Law and a Bachelor’s degree in economics and international relations from The Johns Hopkins University. The Board believes that Mr. Lucas’ experience in legal and business matters gained from his career as a practicing attorney and his service as President and a director of South Tip Holdings benefits the Company and makes him a valuable asset to the Board.

The Board of Directors Recommends that Stockholders

Vote “For” the Election of All Six Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are executive officers of the Company as of the date of this Proxy Statement:

Name	Position
Henry M. Nahmad	Chairman, Chief Executive Officer and President
Dennis Mack	Executive Vice President, Corporate Strategy
Tom Marks	Executive Vice President, Business Development and President of West Region
Robert H. Lazar	Chief Financial Officer and Chief Accounting Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors. Set forth below is certain biographical information for Messrs. Marks and Lazar. Biographical information for Messrs. Nahmad and Mack is set forth in “Proposal No. 1 – Election of Directors” above.

Tom Marks, age 62, has served as Executive Vice President of the Company since October 2016 when he was appointed to such position in connection with the Company’s acquisition of Western State Design at that time. In December 2018, his corporate title was changed to Executive Vice President, Business Development, and he was named President of the Company’s West Region in January 2021. Mr. Marks has also been employed by Western State Design since 1987, including as Executive Vice President since 2007.

Robert H. Lazar, age 57, was appointed to serve as the Company’s Chief Financial Officer in May 2017 after joining the Company as its Chief Accounting Officer and Vice President of Finance in January 2017. Mr. Lazar previously served as Chief Accounting Officer and Vice President of Finance for Steiner Leisure Limited, a provider of spa services and manufacturer and distributor of cosmetics, where he was employed since 2000. Prior to joining Steiner Leisure Limited, Mr. Lazar worked in various capacities at Arthur Andersen LLP, including as Senior Manager from 1995 to 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Controlled Company

As of the Record Date for the Annual Meeting, the Company’s management, including the Company’s Board of Directors pursuant to stockholders agreements entered into in connection with business acquisitions previously effected by the Company, may be deemed to beneficially own and have the power to vote a total of 8,610,971 shares of the Company’s Common Stock, which represents approximately 65.2% of the total voting power of the Company. Included in these shares are a total of 4,988,067 shares which Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, beneficially owned and had the power to vote, which includes (i) shares held directly by Mr. Nahmad, (ii) shares held by Symmetric Capital and Symmetric Capital II, which Mr. Nahmad, as the Manager of each such entity, has the power to vote, and (iii) restricted shares previously granted to Mr. Nahmad which he has the power to vote. Accordingly, the Company’s management, including Mr. Nahmad and the Company’s Board of Directors, collectively have the voting power to control the election of the Company’s directors and any other matter requiring the affirmative vote or consent of a majority of the outstanding shares of the Company’s Common Stock. In addition to the foregoing, as described in further detail under “Named Executive Officer Compensation” below, Mr. Nahmad was granted stock awards and restricted stock awards of the Company’s Common Stock subsequent to the Record Date for the Annual Meeting, which increased his and management’s beneficial ownership percentage of the Company’s Common Stock.

Related Person Transactions

Certain of the Company’s subsidiaries lease or have leased warehouse and office space from one or more of the principals or former principals of the Company or its subsidiaries. These leases include the following:

The Company’s wholly-owned subsidiary, Steiner-Atlantic, leased 28,000 square feet of warehouse and office space from an affiliate of Michael S. Steiner, President of Steiner-Atlantic and a former director and officer of the Company, pursuant to a lease agreement dated November 1, 2014, as amended. The lease term was extended during January 2020 to run through October 31, 2020, on which date the lease expired. Monthly base rental payments under the lease were $12,000. In addition to base rent, Steiner-Atlantic was responsible under the lease for costs related to real estate taxes, utilities, maintenance, repairs and insurance. Payments under this lease totaled approximately $25,000 and $148,000 during fiscal 2021 and the fiscal year ended June 30, 2020 (“fiscal 2020”), respectively.

On October 10, 2016, the Company’s wholly-owned subsidiary, Western State Design, entered into a lease agreement pursuant to which it leases 17,600 square feet of warehouse and office space from an affiliate of Dennis Mack, a director and Executive Vice President, Corporate Strategy of the Company, and Tom Marks, Executive Vice President, Business Development and President of the West Region of the Company. The lease had an initial term of five years and provides for two successive three-year renewal terms at the option of the Company. Monthly base rental payments were $12,000 during the initial term of the lease. During September 2021, the Company exercised its option to renew the lease for the first three-year renewal term. Base rent for the first renewal term is $19,000 per month. In addition to base rent, Western State Design is responsible under the lease for costs related to real estate taxes, utilities, maintenance, repairs and insurance. Payments under this lease totaled approximately $144,000 during each of fiscal 2021 and fiscal 2020.

On October 31, 2017, the Company’s wholly-owned subsidiary, Tri-State Technical Services, entered into lease agreements pursuant to which it leases a total of 81,000 square feet of warehouse and office space from an affiliate of Matt Stephenson, President of Tri-State. Monthly base rental payments total $21,000 during the initial terms of the leases. In addition to base rent, Tri-State is responsible under the leases for costs related to real estate taxes, utilities, maintenance, repairs and insurance. Each lease has an initial term of five years and provides for two successive three-year renewal terms at the option of the Company. Payments under these leases totaled approximately $252,000 during each of fiscal 2021 and fiscal 2020.

On February 9, 2018, the Company’s wholly-owned subsidiary, AAdvantage Laundry Systems, entered into a lease agreement pursuant to which it leases a total of 5,000 square feet of warehouse and office space from an affiliate of Mike Zuffinetti, former Chief Executive Officer of AAdvantage. Monthly base rental payments are $3,950 during the initial term of the lease. On November 1, 2018, AAdvantage entered into a separate lease agreement pursuant to which it leases warehouse and office space from an affiliate of Mike Zuffinetti. Monthly base rental payments were $26,000 initially. Pursuant to the lease agreement, on January 1, 2019, this lease expanded to cover additional warehouse space and, in connection therewith, monthly base rental payments increased to $36,000. In addition to base rent under these leases, AAdvantage is responsible under the leases for costs related to real estate taxes, utilities, maintenance, repairs and insurance. Each lease has an initial term of five years and provides for two successive three-year renewal terms at the option of the Company. Payments under these leases totaled approximately $481,000 during each of fiscal 2021 and fiscal 2020.

On September 12, 2018, the Company’s wholly-owned subsidiary, Scott Equipment, entered into lease agreements pursuant to which it leases a total of 18,000 square feet of warehouse and office space from an affiliate of Scott Martin, former President of Scott Equipment. Monthly base rental payments total $11,000 during the initial terms of the leases. In addition to base rent, Scott Equipment is responsible under the leases for costs related to real estate taxes, utilities, maintenance, repairs and insurance. Each lease has an initial term of five years and provides for two successive three-year renewal terms at the option of the Company. Payments under these leases totaled approximately $137,000 during each of fiscal 2021 and fiscal 2020.

On February 5, 2019, the Company’s wholly-owned subsidiary, PAC Industries, entered into two lease agreements pursuant to which it leases a total of 29,500 square feet of warehouse and office space from an affiliate of Frank Costabile, former President of PAC Industries, and Rocco Costabile, former Director of Finance of PAC Industries. Monthly base rental payments total $14,600 during the initial terms of the leases. In addition to base rent, PAC Industries is responsible under the leases for costs related to real estate taxes, utilities, maintenance, repairs and insurance. Each lease has an initial term of four years and provides for two successive three-year renewal terms at the option of the Company. Payments under these leases totaled approximately $180,000 and $176,000 during fiscal 2021 and fiscal 2020, respectively.

On November 3, 2020, the Company’s wholly-owned subsidiary, Yankee Equipment Systems, entered into a lease agreement pursuant to which it leases a total of 12,500 square feet of warehouse and office space from an affiliate of Peter Limoncelli, President of Yankee Equipment Systems. Monthly base rental payments are $11,000 during the initial term of the lease. In addition to base rent, Yankee Equipment Systems is responsible under the lease for costs related to real estate taxes, utilities, maintenance, repairs and insurance. The lease has an initial term of three years and provides for three successive three-year renewal terms at the option of the Company. Payments under this lease totaled approximately $92,000 during fiscal 2021.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information concerning compensation which, for the fiscal years ended June 30, 2021 and 2020, the Company paid to, or accrued on behalf of, Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, and Tom Marks and Robert H. Lazar, the Company’s next two highest paid executive officers during the fiscal year ended June 30, 2021. Messrs. Nahmad, Marks and Lazar are sometimes hereinafter referred to individually as a “Named Executive Officer” and collectively as the “Named Executive Officers.”

Name and Principal Positions(1)	Fiscal Year	Salary(3)	Bonus(4)	Stock Awards(5)	Option Awards	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation	Total
Henry M. Nahmad Chairman, Chief Executive Officer and President	2021 2020	$550,000 $550,000	- $500,000	- $4,000,000	- -	- -	- -	- -	$550,000(6) $5,050,000
Tom Marks Executive Vice President, Business Development and President of West Region	2021 2020	$300,000 $300,000	$150,000 -	$1,836,600 -	- -	- -	- -	$2,850 $8,400	$2,289,450 $308,400
Robert H. Lazar(2) Chief Financial Officer and Chief Accounting Officer	2021	$205,000	$40,000	$263,981	-	-	-	-	$508,981

(1)	The Company does not have an employment agreement with any of the Named Executive Officers. The compensation of the Named Executive Officers is determined by the Compensation Committee of the Board of Directors. Each Named Executive Officer receives an annual base salary and may receive bonuses, in cash and/or equity awards, pursuant to bonus plans which may established from time to time by the Compensation Committee or otherwise at the discretion of the Compensation Committee. Equity awards, if any, are granted under the Company’s Equity Incentive Plan. The Named Executive Officers are also provided certain benefits, including health and welfare benefits and the right to participate in the Company’s participatory Section 401(k) Profit Sharing Plan described below, on the same basis as the Company’s other employees.

(2)	Mr. Lazar was not a “named executive officer” of the Company for the fiscal year ended June 30, 2020. Accordingly, compensation information for Mr. Lazar is provided only for the fiscal year ended June 30, 2021.

(3)	Represents the annual base salary paid to the Named Executive Officer during the applicable fiscal year. Each Named Executive Officer's annual base salary is subject to adjustment from time to time at the discretion of the Compensation Committee. Upon the approval of the Compensation Committee, the annual base salary of Mr. Marks was increased to $400,000, effective July 1, 2021, and the annual base salary of Mr. Lazar was increased to $240,000, effective September 13, 2021.

(4)	Represents discretionary bonuses paid upon the approval of the Compensation Committee, in each cash, based upon a subjective evaluation of the performance of the Company and the applicable Named Executive Officer. As described in further detail under “Chief Executive Officer Compensation” below, Mr. Nahmad’s fiscal year 2020 bonus consisted of a $200,000 cash bonus and a stock award of $300,000 of shares of the Company’s Common Stock. With respect to the bonuses paid to Mr. Mack and Mr. Lazar for fiscal year 2021, the Compensation Committee considered the recommendation of the Company’s Chief Executive Officer and the performance and financial condition of the Company, including, in the case of Mr. Marks, Western State Design and the other operating subsidiaries of the Company comprising the Company’s West Region (of which Mr. Marks is the President).

(5)	Represents the aggregate grant date fair value of (i) in the case of Mr. Nahmad, a restricted stock award of 180,669 shares of the Company’s Common Stock granted to Mr. Nahmad during February 2020, (ii) in the case of Mr. Marks, 60,000 restricted stock units granted to Mr. Marks during November 2020, each of which represents a contingent right to receive one share of the Company’s Common Stock upon vesting, and (ii) in the case of Mr. Lazar, a restricted stock award of 8,624 shares of the Company’s Common Stock granted to Mr. Lazar during November 2020. Each such grant was made under the Company’s Equity Incentive Plan upon the approval of the Compensation Committee. Additional information regarding these grants, including the vesting schedules, is set forth below under “Outstanding Equity Awards at June 30, 2021” and, in the case of the grant to Mr. Nahmad, “Chief Executive Officer Compensation.” Assumptions used in the calculation of the grant date fair value of the restricted stock awards and units are included in Note 20 to the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as filed with the SEC on September 13, 2021. Due to the long-term vesting of a majority of these restricted stock awards and units (subject to potential vesting acceleration under limited circumstances) and the risk of forfeiture until vesting, the present value of the restricted stock awards and units is significantly less than the grant date fair value presented in the table. In addition to the restricted stock awards presented in the table, during September 2021, the Company, upon the approval of the Compensation Committee, granted to Mr. Lazar restricted stock awards of 10,303 shares of the Company’s Common Stock under the Company’s Equity Incentive Plan, 25% of which will cliff vest on September 10, 2025 and 75% of which will cliff vest on September 10, 2031, in each case, subject to the terms and conditions of the Company’s Equity Incentive Plan.

(6)	As described in further detail under “Chief Executive Officer Compensation” below, during November 2021, the Compensation Committee approved an annual base salary increase for Mr. Nahmad from $550,000 to $650,000, a discretionary bonus of $550,000, of which $250,000 was paid in cash and $300,000 was paid in the form of immediately vested stock awards of the Company’s Common Stock, and restricted stock awards of 124,309 shares of the Company’s Common Stock. These amounts will be reflected in Mr. Nahmad’s compensation for the fiscal year ending June 30, 2022.

Chief Executive Officer Compensation

On February 24, 2020, the Company, upon the approval of the Compensation Committee, granted to Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, a $500,000 bonus, $200,000 of which was paid in cash and $300,000 of which was paid in the form of a stock award of 13,550 immediately vested shares of the Company’s Common Stock. Mr. Nahmad surrendered 5,262 of the these shares to the Company in order to satisfy the Company’s tax withholding obligation relating to the grant thereof. In addition to the cash and stock bonus, the Company, upon the approval of the Compensation Committee, also granted to Mr. Nahmad on February 24, 2020 a restricted stock award of 180,669 shares of the Company’s Common Stock. In approving the bonus and restricted stock award grant to Mr. Nahmad during February 2020, the Compensation Committee considered, among other things, the Company’s growth, including the success of the Company’s growth strategy and Mr. Nahmad’s role and performance with respect thereto, and the Company’s financial results and condition. In addition, with respect to the bonus, the Compensation Committee reviewed and considered the report of Pearl Meyer & Partners, LLC, a third party executive compensation consulting firm engaged by the Compensation Committee to assist the Compensation Committee with respect to its review and determination of the compensation of Mr. Nahmad, as the Company’s Chief Executive Officer. Further, in connection with the restricted stock award grant, the Compensation Committee considered the fact that Mr. Nahmad did not receive any equity-based compensation during the fiscal years ended June 30, 2018 or 2019.

On November 19, 2021, upon the approval of the Compensation Committee, Mr. Nahmad’s annual base salary was increased from $550,000 to $650,000 and the Company granted to Mr. Nahmad (i) a discretionary bonus of $550,000, of which $250,000 was paid in cash and $300,000 was paid in the form of a stock award of 8,287 immediately vested shares of the Company’s Common Stock, and (ii) a restricted stock award of 124,309 shares of the Company’s Common Stock. Mr. Nahmad surrendered to the Company 3,261 of the immediately vested in order to satisfy the Company’s tax withholding obligation relating to the grant thereof. In approving the base salary increase, bonus and restricted stock award, the Compensation Committee considered, among other things, the success and performance of the Company and Mr. Nahmad as its Chief Executive Officer, Mr. Nahmad’s role and leadership in connection with the Company’s navigation of the COVID-19 pandemic, the Company’s optimization and modernization initiatives, and the Company’s retention of key executives and employees, and the continued success of the Company’s growth strategy, both through organic growth initiatives and the Company’s buy-and-build growth strategy. In addition, the Compensation Committee considered that Mr. Nahmad had not received an annual base salary increase since October 2016 and that he did not receive any bonus or equity compensation award during the fiscal year ended June 30, 2021.

Subject to the terms and conditions of the Company’s Equity Incentive Plan and the related restricted stock award agreements, a total of 25% of the restricted shares granted to Mr. Nahmad during each of February 2020 and November 2021 is scheduled to vest ratably over four years from the applicable grant date. The first installment of the February 2020 granted vested during February 2021. The remaining 75% of each such restricted share grant is scheduled to vest on November 5, 2040 (the “Cliff Vest Date”), which is the date on which Mr. Nahmad will reach the age of 62, subject, in each case, to accelerated vesting of 50% of such shares if the Company’s total consolidated revenues for four consecutive fiscal quarters, in the aggregate, equals or exceeds a certain specified amount (which would represent an approximately 50% increase in total revenues compared to the Company’s consolidated revenues for each of the fiscal year ended June 30, 2020 and the fiscal year ended June 30, 2021). See also “Compensation Plans and Arrangements” below for information regarding the accelerated vesting of the restricted stock awards in the event of Mr. Nahmad’s death or Disability (as defined in his restricted stock award agreements) and the potential accelerated vesting in connection with any Change in Control of the Company (as defined in the Company’s Equity Incentive Plan).

Outstanding Equity Awards at June 30, 2021

The following table sets forth certain information regarding restricted stock awards (or, in the case of Tom Marks only, restricted stock units) of the Company’s Common Stock held by Henry M. Nahmad, Tom Marks and Robert H. Lazar as of June 30, 2021. Other than as set forth below, none of the Named Executive Officers held any restricted stock awards, restricted stock units or other equity-based awards, including stock options, of the Company at June 30, 2021. In addition to the restricted stock awards set forth in the table below, the Company, upon the approval of the Compensation Committee, (i) granted to Mr. Lazar during September 2021 restricted stock awards of 10,303 shares of the Company’s Common Stock as described in further detail in footnote 5 to the “Summary Compensation Table” above, and (ii) granted to Mr. Nahmad during November 2021 restricted stock awards of 124,309 shares of the Company’s Common Stock, as described in further detail in footnote 6 to the “Summary Compensation Table” and under “Chief Executive Officer Compensation” above.

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Henry M. Nahmad	311,071(1)	$8,834,416	-	-
	311,071(1)	$8,834,416	-	-
	169,377(2)	$4,810,307	-	-
Tom Marks	60,000(3)	$1,704,000	-	-
Robert H. Lazar	18,088(4)	$513,699	-	-
	6,500(5)	$184,600	-	-
	8,624(6)	$244,922	-	-

(1)	Represents restricted shares of the Company’s Common Stock. Subject to the terms and conditions of the Company’s Equity Incentive Plan and the related restricted stock award agreement, including as described below under “Compensation Plans and Arrangements,” these restricted shares are scheduled to vest on November 5, 2040, the date on which Mr. Nahmad will reach the age of 62.

(2)	Represents restricted shares of the Company’s Common Stock. Subject to the terms and conditions of the Company’s Equity Incentive Plan and the related restricted stock award agreement, including as described under “Chief Executive Officer Compensation” above and “Compensation Plans and Arrangements” below, 75% of these restricted shares are scheduled to vest on November 5, 2040, the date on which Mr. Nahmad will reach the age of 62, and the balance of these restricted shares is scheduled to vest in three remaining annual installments during February 2022, 2023 and 2024.

(3)	Represents restricted stock units, each of which represents a contingent right to receive one share of the Company’s Common Stock upon vesting. Subject to the terms and conditions of the Company’s Equity Incentive Plan and the related restricted stock unit agreement, including as described below under “Compensation Plans and Arrangements,” these restricted stock units are scheduled to vest on November 3, 2030 (subject to an accelerated vesting schedule for 50% of such shares if the Company’s total consolidated revenues for four consecutive fiscal quarters, in the aggregate, equals or exceeds a certain specified amount, which would represent an approximately 50% increase in total revenues compared to the Company’s consolidated revenues for the fiscal year ended June 30, 2020).

(4)	Represents restricted shares of the Company’s Common Stock. Subject to the terms and conditions of the Company’s Equity Incentive Plan and the related restricted stock award agreement, including as described below under “Compensation Plans and Arrangements,” these restricted shares are scheduled to vest on June 2, 2027.

(5)	Represents restricted shares of the Company’s Common Stock. Subject to the terms and conditions of the Company’s Equity Incentive Plan and the related restricted stock award agreement, including as described below under “Compensation Plans and Arrangements,” these restricted shares are scheduled to vest on October 28, 2029.

(6)	Represents restricted shares of the Company’s Common Stock. Subject to the terms and conditions of the Company’s Equity Incentive Plan and the related restricted stock award agreement, including as described below under “Compensation Plans and Arrangements,” 75% of these restricted shares are scheduled to vest on February 12, 2026, the date on which Mr. Lazar will reach the age of 62 (subject to an accelerated vesting schedule for 50% of such shares if the Company’s total consolidated revenues for four consecutive fiscal quarters, in the aggregate, equals or exceeds a certain specified amount, which would represent an approximately 50% increase in total revenues compared to the Company’s consolidated revenues for the fiscal year ended June 30, 2020). The balance of these restricted shares is scheduled to vest in four equal annual installments, with the first such installment having vested during November 2021 and the remaining three installments being scheduled to vest in November 2022, 2023 and 2024.

Compensation Plans and Arrangements

As described above, no Named Executive Officer is a party to an employment agreement with the Company. In addition, the Company has no plans or arrangements with any Named Executive Officer which provide for the payment of retirement benefits, or benefits that would be paid primarily following retirement, other than the Company’s participatory Section 401(k) Profit Sharing Plan, a deferred compensation plan under which the Company currently matches 25% of employee contributions up to 6% of an eligible employee’s yearly compensation on a discretionary basis, subject to a cap of 1% of the employee’s compensation. Such compensation is tax deferred under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Further, the Company has no contracts, agreements, plans or arrangements that provide for the payment in the future to any Named Executive Officer following or in connection with his resignation, termination of employment, or a change in control of the Company. However, outstanding restricted stock awards and units of the Company’s Common Stock, including those granted to Mr. Nahmad, Mr. Marks and Mr. Lazar, will accelerate and immediately vest, to the extent not previously vested or forfeited, in the event of the award holder’s death or Disability (as defined in the restricted stock award or unit agreements). In addition, pursuant to the Company’s Equity Incentive Plan, such restricted stock awards and units may, in the discretion of the Compensation Committee, accelerate and immediately vest, to the extent not previously vested or forfeited, upon a Change in Control of the Company (as defined in the Company’s Equity Incentive Plan). In the event that vesting is accelerated, any unrecognized stock-based compensation expense would be immediately recognized. Had the restricted stock awards and units held by Mr. Nahmad, Mr. Marks, and Mr. Lazar as of June 30, 2021 vested upon their death or Disability or upon a Change in Control of the Company, in each case, occurring on June 30, 2021, the value of the accelerated vesting would have been $25.1 million (based on the closing price of the Company’s Common Stock on the NYSE American on June 30, 2021) and the Company would have recognized $14.5 million of stock-based compensation. As previously described, in addition to the foregoing, Messrs. Lazar and Nahmad were granted additional restricted stock awards during September 2021 and November 2021, respectively.

DIRECTOR COMPENSATION

The Compensation Committee, with the input and assistance of the Company’s Chief Executive Officer, recommends director compensation to the full Board of Directors. The Board of Directors approves director compensation based on factors it considers to be appropriate, market conditions and trends, and the recommendation of the Compensation Committee.

The compensation program for the Company’s non-employee directors is intended to assist the Company in attracting and retaining qualified directors, reward non-employee directors for their service on the Board and its committees through both equity awards and cash fees, and align the interests of the non-employee directors with those of stockholders. Pursuant to the program, each non-employee director currently receives annually a grant of $50,000 of restricted stock units (based on the closing price of the Company’s Common Stock on the date of grant), which generally vest in four equal annual installments beginning on the first anniversary of the grant date. The restricted stock units are granted under, and subject to, the Company’s Equity Incentive Plan and related restricted stock unit agreements. In addition, the Company’s compensation program for its non-employee directors also includes a cash component, pursuant to which (i) each non-employee director currently receives an annual cash fee of $5,000, (ii) the Chairman of the Audit Committee currently receives an additional annual cash fee of $10,000, (iii) each other member of the Audit Committee currently receives an additional annual cash fee of $2,500, (iv) the Chairman of the Compensation Committee currently receives an additional annual cash fee of $5,000, and (v) each other member of the Compensation Committee currently receives an additional annual cash fee of $3,500.

The Company does not provide any tax gross-ups to its non-employee directors, all of whom are responsible for their respective tax obligations relating to their compensation for Board and committee service. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with performing their duties. Directors of the Company who are also employees of the Company do not receive compensation for their service as directors, but are reimbursed for their reasonable out-of-pocket expenses incurred in connection with performing their duties as directors.

Director Compensation Table – Fiscal 2021

The following table sets forth certain information regarding the compensation paid to each individual who served as a non-employee director of the Company during fiscal 2021 in consideration for his service on the Board and its committees during the year.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David Blyer	$ 8,500	$50,000	-	-	-	-	$58,500
Glen Kruger	$ 7,500	$50,000	-	-	-	-	$57,500
Timothy P. LaMacchia	$15,000	$50,000	-	-	-	-	$65,000
Hal M. Lucas	$10,000	$50,000	-	-	-	-	$60,000
Alan M. Grunspan(2)	$ 3,750	-	-	-	-	-	$ 3,750

(1)	Represents the grant date fair value of the restricted stock units granted to each of Messrs. Blyer, Kruger, LaMacchia and Lucas during December 2020. The restricted stock units granted to each such non-employee director cover a total of 1,494 shares and are scheduled to vest in equal annual installments on the first, second, third and fourth anniversary of the grant date. Assumptions used in the calculation of the grant date fair value of these restricted stock units are included in in Note 10 to the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as filed with the SEC on September 13, 2021.

(2)	Mr. Grunspan’s service as a director of the Company expired at the Company’s 2020 Annual Meeting of Stockholders held in December 2020.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee of the Company’s Board of Directors reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2021 with management and BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee met with BDO, with and without management present, to discuss the results of BDO’s examinations, BDO’s evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with BDO the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and the Audit Committee discussed BDO’s independence from the Company with BDO. When considering BDO’s independence, the Audit Committee considered whether BDO’s provision of services to the Company was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to BDO for audit and non-audit services.

Based on the Audit Committee’s review and these meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

Submitted by the Members of the Audit Committee:

Timothy P. LaMacchia
Glen Kruger

Fees to Independent Registered public Accounting Firm

for THE FISCAL YEARS ENDED JUNE 30, 2021 AND 2020

The following table sets forth the fees billed to the Company by BDO, the Company’s independent registered public accounting firm for the fiscal years ended June 30, 2021 and 2020.

	For the fiscal year ended June 30,
	2021	2020
Audit Fees	$652,000	$520,000
Audit-Related Fees	—	—
Tax Fees	238,800	197,500
All Other Fees	—	—
Total Fees	$890,800	$717,500

Audit Fees. Audit fees were for the audits of the Company’s annual consolidated financial statements for fiscal 2021 and 2020 included in the Company’s Annual Reports on Form 10-K for those fiscal years, reviews of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q during such fiscal years, and out of pocket expenses. The audit fees for each fiscal year also include fees related to the auditor attestation of management’s report on internal control over financial reporting included in the Company’s Annual Report on Form 10-K for such fiscal year.

Tax Fees.  Tax fees were for services related to tax return preparation and tax advice.

All Other Fees.  No fees other than audit fees and tax fees were paid by the Company to BDO for fiscal 2021 or 2020.

In connection with the standards for independence of a company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by BDO was compatible with maintaining the independence of such firm in the conduct of its auditing functions.

It is the policy of the Audit Committee that all audit, audit-related, tax and other permissible non-audit services provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee. It is expected that pre-approval will be for periods up to one year and be set forth in an engagement letter approved by the Audit Committee that applies to the particular services or category of services to be provided and subject to a specific budget. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed the pre-approved fee budget level. The policy permits the Chairman of the Audit Committee to pre-approve services by the Company’s independent registered public accounting firm where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting of the Audit Committee, provided that the Chairman of the Audit Committee is required to report to the full Audit Committee on any pre-approval determinations made in this manner at the next Audit Committee meeting. All of the services performed by the Company’s independent registered public accounting firm during fiscal 2021 and 2020 were pre-approved by the Audit Committee.

The Audit Committee has selected BDO to act as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022. However, the Audit Committee has the right to select different auditors if it deems a change to be in the Company’s best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of November 12, 2021, information about the beneficial ownership of the Company’s Common Stock by (i) each director of the Company, (ii) each Named Executive Officer of the Company, (iii) all directors and executive officers of the Company as of November 12, 2021 as a group and (iv) each person who the Company knows beneficially owns more than 5% of the Company’s Common Stock outstanding, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. All such shares were owned directly with sole voting and investment power unless otherwise indicated. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after November 12, 2021. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, shares. Except as otherwise indicated, the address of each beneficial owner named in the table below is c/o EVI Industries, Inc., 4500 Biscayne Blvd., Suite 340, Miami, Florida 33137.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Symmetric Capital LLC	2,838,194		21.5%

Symmetric Capital II LLC	1,290,323		9.8%
Henry M. Nahmad	4,988,067	(1)	37.8%
Dennis Mack 2331 Tripaldi Way Hayward, CA 94545	1,022,495		7.7%

Tom Marks 2331 Tripaldi Way Hayward, CA 94545	1,022,495	(2)	7.7%
David Blyer	4,563(3)		*
Glen Kruger	1,835(3)		*
Timothy P. LaMacchia	4,250(3)		*
Hal M. Lucas	3,063(3)		*
Robert H. Lazar	43,383(4)		*
Conestoga Capital Advisors, LLC(5) 550 E. Swedesford Rd. Ste 120 Wayne, PA 19087	1,112,792		8.4%

Royce & Associates, LP(6) 745 Fifth Avenue New York, NY 10151	697,191		5.3%

All directors and executive officers as of November 12, 2021 as a group (8 persons)	7,090,151	(1)(3)(4)(7)	53.7%

* Less than one percent of class.

(1)	Includes (a) the 2,838,194 shares and 1,290,323 shares beneficially owned by Symmetric Capital and Symmetric Capital II, respectively, all of which Mr. Nahmad may be deemed to have voting and investment power over as a result of his position as Manager of such entities, and (b) 791,519 shares subject to restricted stock awards granted to Mr. Nahmad which have not yet vested but as to which Mr. Nahmad has voting power. Mr. Nahmad does not have investment power over any such restricted shares.

(2)	Shares are beneficially owned by Mr. Marks indirectly through a family trust and trusts for the benefit of his children.

(3)	Includes, for each director, 854 shares which are covered by restricted stock units granted to such director that are scheduled to vest within 60 days after November 12, 2021. Also includes, for each of Mr. Blyer and Mr. Lucas, 685 shares, and for Mr. LaMacchia, 1,071 shares, in each case, subject to restricted stock awards previously granted to such director which have not yet vested but as to which such director has voting power. No director has investment power over any such restricted shares.

(4)	Represents shares subject to restricted stock awards previously granted to Mr. Lazar which have not yet vested but as to which Mr. Lazar has voting power. Mr. Lazar does not have investment power over any such restricted shares.

(5)	The address and share ownership information is based on the Schedule 13G/A filed by Conestoga Capital Advisors with the SEC on January 6, 2021. Conestoga Capital Advisors disclosed in such Schedule 13G/A that it has sole voting power over 1,056,212 of such shares and sole dispositive power over all 1,112,792 of the shares.

(6)	The address and share ownership information is based on the Schedule 13G filed by Royce & Associates with the SEC on January 21, 2021. Royce & Associates disclosed in such Schedule 13G that it has sole voting and dispositive power over all 697,191 of the shares.

(7)	In addition to the shares beneficially owned by the Company’s directors and executive officers as listed in this table, the Company’s Board of Directors also has the power to direct the voting of an additional 1,520,820 shares of the Company’s Common Stock pursuant to stockholders agreements entered into in connection with business acquisitions previously effected by the Company. Including these shares, the Company’s directors and executive officers, and the Company’s Board of Directors, collectively had voting power over shares representing approximately 65.2% of the total voting power of the Company as of November 12, 2021, the Record Date for the Annual Meeting. As previously described, in addition to the foregoing, Mr. Nahmad was granted stock awards and restricted stock awards of the Company’s Common Stock subsequent to November 12, 2021, which increased his and management’s beneficial ownership percentage of the Company’s Common Stock (but will not increase their voting power at the Annual Meeting since the grant was subsequent to the Record Date).

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters to be brought before the Annual Meeting other as described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named as proxy holders will have the discretion to vote any shares of the Company’s Common Stock for which they hold proxies in accordance with their judgment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING

TO BE HELD ON DECEMBER 16, 2021

This Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2021 are available at www.edocumentview.com/evi.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A representative of BDO, the Company’s independent registered public accounting firm, is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or Computershare, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a stockholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or Computershare at (781) 575-4223 if you are the record holder of your shares.

Advance Notice Procedures. Under the Company’s Amended and Restated Bylaws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the annual meeting of stockholders or is otherwise brought before the annual meeting of stockholders by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Amended and Restated Bylaws about the stockholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, if the date of the Company’s annual meeting of stockholders changes by more than 30 days from the date of the preceding year’s annual meeting of stockholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of stockholders. For the Company’s 2022 Annual Meeting of Stockholders, the Company must receive stockholder notice of proposed business for consideration at the meeting (i) between August 18, 2022 and September 17, 2022 or (ii) if the Company’s 2022 Annual Meeting of Stockholders is held more than 30 days before or after December 16, 2022, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any stockholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Amended and Restated Bylaws relating to stockholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders.

Stockholder Proposals Intended for Inclusion in the Company’s Proxy Materials for its 2022 Annual Meeting of Stockholders. Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for its 2022 Annual Meeting of Stockholders may do so by following the procedures relating to stockholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by August 2, 2022 or, if the Company’s 2022 Annual Meeting of Stockholders is held more than 30 days before or after December 16, 2022, then by the deadline set forth in a Company filing with the SEC, which will be a reasonable time before the Company begins to print and send its proxy materials.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Henry M. Nahmad
Chairman of the Board

November 30, 2021

FORM OF

EVI INDUSTRIES, INC.

PROXY CARD

Annual Meeting Proxy Card	[Control Number]

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR all of the director nominees named in Proposal 1.

1. Election of Six Directors	01 - Henry M. Nahmad	02 – Dennis Mack	03 – David Blyer
	04 – Glen Kruger	05 – Timothy P. LaMacchia	06 – Hal M. Lucas

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐ For All EXCEPT - To withhold authority to vote for any nominee(s), mark here and write the name(s) of such nominee(s) below.
2. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name or names exactly as set forth hereon. When stock is in the name of more than one person, each such person should sign the proxy. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

EVI Industries, Inc.’s 2021 Annual Meeting of Stockholders will be held on

December 16, 2021 at 11:00 a.m. Eastern time, virtually via the Internet at
www.meetnow.global/MNNTUFA.

To access the virtual meeting, you must have the 15-digit control number that is printed in the shaded area on the reverse side of this proxy card.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2021

THE PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: www.edocumentview.com/evi.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

REVOCABLE PROXY — EVI INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert H. Lazar and Craig Ettelman, and each of them acting alone, proxies, with full power of substitution, to represent the undersigned and vote as designated on the reverse all of the shares of Common Stock of EVI Industries, Inc. held of record by the undersigned as of the close of business on November 12, 2021 at the Annual Meeting of Stockholders of EVI Industries, Inc. to be held on December 16, 2021 (including any adjournments or postponements thereof) and with discretionary power upon such other business as may come before the meeting, hereby revoking any proxies heretofore given.

Each properly executed proxy will be voted in the manner directed on the reverse by the undersigned stockholder. If no direction is made, the shares represented by this proxy will be voted "FOR" all of the director nominees named in Proposal 1.

Stockholders who desire to have stock voted at the meeting are requested to fill in, date, sign and return this proxy. No postage is required if returned in the enclosed envelope and mailed in the United States.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued and to be signed on the reverse side)